Exhibit 32

Certification Pursuant to
18 U.S.C. Section 1350
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

      In connection with the Quarterly Report on Form 10-Q of Milacron Inc., a Delaware corporation (the "Company") for the period ending September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the Company certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to such officer's knowledge and belief, that:

      1.)      the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act
of 1934; and

      2.)      the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of September 30, 2004.

Date:	November 9, 2004	By:	/s/Ronald D. Brown

Ronald D. Brown Chairman, President and Chief Executive Officer

Dated:	November 9, 2004	By:	/s/Robert P. Lienesch

Robert P. Lienesch Senior Vice President - Finance, Controller and Chief Financial Officer

      A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

      This certificate accompanies this Quarterly Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and will not be deemed "filed" by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. This certificate will not be deemed to be incorporated by reference into any filing, except to the extent that the Company specifically incorporates it by reference.

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